Exhibit 10.1
JAG Media Holdings, Inc.
6865 S.W. 18th Street, Suite B13
Boca Raton, FL 33433
March 11, 2008
YA Global Investments, L.P.
101 Hudson Street
Suite 3700
Jersey City, NJ 07302
Re:	Letter Agreement between YA Global Investments, L.P. and JAG Media Holdings, Inc. dated January 31, 2008 (“YA Global Agreement”).
Gentlemen:
This will confirm our understanding that the terms and conditions of the YA Global Agreement are hereby amended as set forth below.
1. Warrant No. CCP-1 shall no longer be subject to the revised “Warrant Exercise Price” set forth in paragraph 4 (a) of the YA Global Agreement, notwithstanding anything to the contrary in the YA Global Agreement. All other Warrants shall remain subject to the revised “Warrant Exercise Price” set forth in such paragraph 4 (a).
2. Warrant No. CCP-1 shall no longer be subject to the “Exercise Restriction Date” set forth in paragraph 4 (d) of the YA Global Agreement, notwithstanding anything to the contrary in the YA Global Agreement. All other Warrants shall remain subject to their respective “Exercise Restriction Dates” set forth in such paragraph 4 (d).
3. The automatic termination date set forth in paragraph 8 of the YA Global Agreement is hereby changed from February 27, 2008 to March 31, 2008.
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YA Global Investments, L.P.
March 11, 2008
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If the foregoing accurately reflects your understanding of our agreement regarding the above matter, please indicate your agreement and acceptance by signing in the appropriate space below and returning a fully executed and dated copy of this agreement to the undersigned.

Sincerely yours,	AGREED AND ACCEPTED:
JAG Media Holdings, Inc.	YA Global Investments, L.P. (formerly, Cornell Capital Partners, L.P.)

By: /s/ Thomas J. Mazzarisi Name: Thomas J. Mazzarisi Title: Chairman & CEO Date: March 11, 2008	By: Yorkville Advisors, LLC Its: Investment Manager
By: /s/ Mark Angelo Name: Mark Angelo Date: March 11, 2008